12% SUBORDINATED PROMISSORY NOTE

$500,000                                                  Boston, Massachusetts
                                                          November 20, 1998

         On March 20, 1999 ( the "Maturity Date"), for value received, the undersigned DynaGen, Inc., a Delaware corporation (the "Maker"), promises to pay to Project Capital Partners LLC, 50 Federal Street, Boston, MA 02109 (the "Payee"), the principal sum Five Hundred Thousand United States Dollars ($500,00) or the then outstanding principal amounts remaining unpaid hereunder from time to time outstanding from the date hereof until payment in full, such interest to be payable at such rates and such times as are hereinafter specified. This Note is non-negotiable.

1.       Interest and Principal

         1.01 Interest. The maker shall pay interest on the outstanding principal amount of this Note from the date hereof until such principal amount is paid in full at the rate of twelve percent (12%) per annum. Interest shall accrue and shall be paid on the Maturity Date. Any overdue installment of interest or principal, and any amount of principal and interest outstanding while an Event of Default has occurred and is ongoing, shall bear interest at the rate of eighteen percent (18%) per annum. Interest shall be calculated on the basis of a 365 day year for the actual number of days elapsed.

         1.02 Optional Prepayment. This Note may be prepaid in whole or in part, at any time or from time to time before the Maturity Date, at the option of the Maker, by paying to the Payee an amount equal to the principal amount to be prepaid together with all interest accrued and unpaid thereon.

         1.03 Mandatory Prepayment. This Note shall be prepaid from the proceeds of any senior debt financing that yields aggregate net proceeds or total availability to the maker exceeding $5,000,000.

         1.04 Delivery of Payment. All payments made hereunder shall be made by bank check sent by overnight courier or at the Payee's election, by wire transfer to the Payee at the address set forth above or to such other address as the Payee may from time to time designate in writing to the Maker. Such payments shall be accompanied by a notice setting forth in reasonable detail (a) the amount of interest and principal being paid and (b) the remaining principal amount. If any payments are required to be made on a day which is not a Business Day (as hereinafter defined) the date on which such payment is required to be made shall be extended to, and such payment shall be required to be made on, the next Business Day. "Business Day" shall mean a day other than Saturday, Sunday and any day which shall be in the City of Boston, Massachusetts, a legal holiday or a day on which banking institutions are authorized by law to close.


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2.       Subordination

         2.1 Subordinated Debt. The indebtedness evidenced by this Note, and the payment of the principal hereof, and any interest hereon, is wholly subordinated, junior and subject in right of payment, to the extent and in the manner hereinafter provided, to the prior payment of all Senior Indebtedness of the Maker now outstanding or hereinafter incurred. "Senior Indebtedness" means the principal, interest and reasonable and customary charges and expenses arising out of or relating to all indebtedness of the Maker for monies borrowed from banks, trust companies, insurance companies and other financial institutions, and indebtedness thereto for any related costs, expenses and indemnities. This section 2 is and is intended solely for the purposes of defining the relative rights of the Payee and the holders of Senior Indebtedness and nothing herein shall impair, as between the Maker and the Payee, the obligation of the Maker, which is unconditional and absolute, to pay to the Payee the principal thereof and interest thereon, in accordance with the terms hereof, nor shall anything herein prevent the Payee from exercising all remedies otherwise permitted by applicable law or hereunder upon default, subject to the rights set forth above of holders of Senior Indebtedness.

3.       Event of Default

4.1      Events of Default.  An "Event of Default" shall occur if:

         (a) the Maker defaults in the payment of interest on this Note when the same becomes due and payable and such Default continues for a period of 30 days;

         (b) the Maker defaults in the payment of principal on this Note when the same becomes due and payable, at maturity or otherwise;

         (c ) the Maker fails to comply with any of the other agreements contained in this Note, and the Default continues for the period and after the notice specified below; and

         (d) the Maker pursuant to or within the meaning of any Bankruptcy Law (as defined below):

              (i) commences a voluntary case;

              (ii) consents to the entry of an order against it for relief in an involuntary case; or

              (iii) makes a general assignment for the benefit of its creditors; or

         (e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (i) is for relief against the maker in an involuntary case;


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              (ii) appoints a Custodian (as hereinafter defined) for all or substantially all of the assets of the Maker; or

              (iii) orders a liquidation of the Maker.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law. The term "Custodian" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

         A default under clause (C) above shall not constitute an Event of Default until Payee notifies the maker of the Default and the Maker does not cure the Default within 60 days of such notice. The notice must specify the Event of Default, demand that it be remedied, and state that it is a notice of Event of Default.

4.       Miscellaneous

         The undersigned hereby waives presentment, demand for payment, notice of dishonor and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, and hereby consents to any extensions of time, renewals, releases of any party to this Note, waivers or modifications that may be granted or consented to by the Payee in respect to the time of payment or any other provision of this Note. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (EXCLUSIVE OF THE LAWS GOVERNING CONFLICTS OF LAWS) OF THE COMMONWEALTH OF MASSACHUSETTS.

                                    DYNAGEN, INC.


                                    By: /s/ Dhananjay Wadekar
                                        -----------------------------
                                    Name: Dhananjay Wadekar
                                    Title: Executive Vice President